                                                                     Exhibit 5.2

                              GODFREY & KAHN, S.C.
                                Attorneys at Law
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                            Telephone: (414) 273-3500
                            Facsimile: (414) 273-5198






                                  June 12, 2002

Board of Directors
Appleton Papers Inc.
825 East Wisconsin Avenue
Appleton, Wisconsin 54912-0359

         RE: Offer to exchange any and all outstanding 12 1/2% Series A Senior Subordinated Notes due 2008 for registered 12 1/2% Series B Senior Subordinated Notes due 2008

Ladies and Gentlemen:

         We have acted as counsel to Appleton Papers Inc., a Delaware corporation (the "Issuer"), and WTA Inc., a Delaware corporation, and Paperweight Development Corp., a Wisconsin corporation (WTA Inc. and Paperweight Development Corp. being together referred to herein as the "Guarantors") in connection with (i) the issuance and sale by the Issuer of $250,000,000 aggregate principal amount of its 12 1/2% Series A Senior Subordinated Notes due 2008 (the "Old Notes") issued pursuant to an Indenture dated as of December 14, 2001 (the "Indenture") among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee") and (ii) the preparation of the Issuer's Registration Statement on Form S-4, under the Securities Act of 1933, as amended, relating to the offer by the Issuer to exchange the Old Notes for registered 12 1/2% Series B Senior Subordinated Notes due 2008 (the "Notes") initially filed with the Securities and Exchange Commission on February 4, 2002.

         In so acting, we have examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuer and the Guarantors (collectively, the "Documents"), and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the correctness of all factual representations made therein. We have further assumed the final executed Documents will be substantially the same as those which we have reviewed and that there are no agreements or understandings between or among the parties to the Documents with respect to the transactions contemplated

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Board of Directors
Appleton Papers Inc.
June 12, 2002
Page 2





therein other than those contained in the Documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuer and the Guarantors.

         Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

         1. The Indenture has been duly and validly authorized, executed and delivered by the Company and each Guarantor.

         2.  The Notes have been duly and validly authorized by the Company.

         3. The guarantees of the Notes to be issued by the Guarantors (the "Guarantees") have been duly and validly authorized by the Guarantor that is delivering each of such Guarantees.

         The foregoing opinions are limited to the laws of the State of Wisconsin and the Delaware General Corporation Law in effect as of the date hereof as they currently apply, and we express no opinion as to the laws of any other jurisdiction, whether domestic or foreign.

         These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform you of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus under the caption "Legal Matters" with respect to the matters stated therein. In giving such consent, we do not admit that we are in the category of persons from whom consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                 Very truly yours,

                                                 /s/ Godfrey & Kahn, S.C.


                                                 GODFREY & KAHN, S.C.

                              GODFREY & KAHN, S.C.
                                Attorneys at Law
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                            Telephone: (414) 273-3500
                            Facsimile: (414) 273-5198



                                  June 12, 2002



White & Case LLP
1155 Avenue of the Americas
New York, New York 10036-2787


Ladies and Gentlemen:

     We have acted as counsel to Appleton Papers Inc., a Delaware corporation (the "Issuer") and WTA Inc., a Delaware corporation, and Paperweight Development Corp., a Wisconsin corporation (WTA Inc. and Paperweight Development Corp. being together referred to herein as the "Guarantors"), in connection with (i) the issuance and sale by the Issuer of $250,000,000 aggregate principal amount of its 12 1/2% Series A Senior Subordinated Notes due 2008 (the "Old Notes") issued pursuant to an Indenture dated as of December 14, 2001 among the Issuer, the Guarantors and U.S. Bank National Association, as trustee and (ii) the preparation of the Issuer's Registration Statement on Form S-4 under the Securities Act of 1933, as amended, relating to the offer by the Issuer to exchange the Old Notes for registered 12 1/2% Series B Senior Subordinated Notes due 2008 initially filed with the Securities and Exchange Commission on February 4, 2002. In connection therewith, we have delivered an opinion of this firm dated June 7, 2002 to the Board of Directors of the Issuer (the "G&K Opinion"). As special New York counsel to the Issuer in connection therewith, you are hereby authorized to rely upon the G&K Opinion, subject to the assumptions, qualifications and limitations set forth therein.

                                                Very truly yours,

                                                /s/ Godfrey & Kahn, S.C.

                                                GODFREY & KAHN, S.C.